Exhibit 16.1


MILLER AND McCOLLOM
CERTIFIED PUBLIC ACCOUNTANTS
4350 Wadsworth Blvd., Suite 300                         TELEPHONE (303) 424-2020
Wheat Ridge, CO 80033                                   FACSIMILE (720) 294-9753



July 25, 2006


United States
Securities and Exchange Commission
Washington, D.C. 20549

RE:      Shannon International Inc.

Dear Sirs:

At the request of Shannon International Inc., we have reviewed Item 4.01. Changes in or Disagreements with Certifying Accountants on Accounting and Financial Disclosures of their Form 8-K dated July 24, 2006.

We concur with the representations made in the first and second paragraphs therein but do not have any basis for agreeing or disagreeing with paragraphs three or four.

Sincerely,

/s/ Miller and Mccollom
-----------------------
   Miller and McCollom


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